Exhibit 10.6

EXECUTION COPY

TRADEMARK SECURITY AGREEMENT

(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of September 25, 2007, among LVB ACQUISITION, INC. (“Holdings”), BIOMET, INC. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Pledge and Security Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Each of Holdings and the Subsidiaries party hereto is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill connected with the use of and symbolized thereby and (c) all Proceeds of any and all of the foregoing.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Trademark Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties, that a true and correct list of all of the existing material Trademark Collateral consisting of U.S. Trademark registrations or applications owned by the Grantor, in whole or in part, is set forth in Schedule I.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LVB ACQUISITION, INC.,
as Holdings

By:	/s/ Stephen Ko
Name: Stephen Ko
Title: Co-President

BIOMET, INC., as the Borrower,

By:	/s/ Daniel P. Florin
Name: Daniel P. Florin
Title: Chief Financial Officer

EACH OF THE CREDIT PARTIES LISTED ON ANNEX A HERETO,

By:	/s/ J. Pat Richardson
Name: J. Pat Richardson
Title: Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

Signature Page for

Trademark Security Agreement

EXECUTION COPY

Annex A

List of Borrower Subsidiaries that are Credit Parties

1.	American OsteoMedix Corporation
2.	Biolectron, Inc.
3.	Biomet 3i, Inc.
4.	Biomet Biologics, Inc.
5.	Biomet Europe Ltd.
6.	Biomet Fair Lawn L.P.
7.	Biomet Holdings Ltd.
8.	Biomet International Ltd.
9.	Biomet Investment Corp.
10.	Biomet Leasing, Inc.
11.	Biomet Manufacturing Corporation
12.	Biomet Microfixation, Inc.
13.	Biomet Orthopedics, Inc.
14.	Biomet Sports Medicine, Inc.
15.	Biomet Travel, Inc.
16.	Blue Moon Diagnostics, Inc.
17.	Cross Medical Products, Inc.
18.	EBI Holdings, Inc.
19.	EBI, L.P.
20.	EBI Medical Systems, Inc.
21.	Electro-Biology, Inc.
22.	Florida Services Corporation
23.	Implant Innovations Holding Corporation
24.	Interpore Cross International, Inc.
25.	Interpore Orthopaedics, Inc.
26.	Interpore Spine Ltd.
27.	Kirschner Medical Corporation
28.	Meridew Medical, Inc.
29.	Thoramet, Inc.